Exhibit 8.  Consent of Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                                 April 26, 2000

Great-West Life & Annuity Insurance Company
8515 East Orchard Road

Englewood, Colorado 80111

Re:     COLI VUL-2 Series Account

        Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 File No. 333-70963

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                             Very truly yours,



                             JORDEN BURT BOROS CICCHETTI BERENSON &
                                  JOHNSON LLP

WDC #71476v1